EXHIBIT 99.1

Home BancShares, Inc. Announces Record Quarterly Profit of $28.4 Million

CONWAY, Ark., July 17, 2014 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (Nasdaq:HOMB), parent company of Centennial Bank, today announced a record quarterly profit of $28.4 million, or $0.43 diluted earnings per share for the second quarter of 2014 compared to $17.7 million or $0.31 diluted earnings per share for the same quarter in 2013. The Company increased its second quarter earnings by $10.8 million or 61.0% for the three months ended June 30, 2014 compared to the same period of the previous year.

Because acquisitions are growth and capital management strategies, earnings excluding amortization of intangibles after-tax are useful in evaluating the Company. Diluted earnings per share excluding intangible amortization for the second quarter of 2014 was $0.44 compared to $0.32 diluted earnings per share excluding intangible amortization for the same period in 2013.

"I am pleased to report the Company has again accomplished another record quarter," said John Allison, Chairman. "During the upcoming quarters, we recognize there is a need for organic loan growth. We are encouraged by the opportunities we have in front of us because we currently have the largest unfunded loan pipeline in our history. For the Florida Traditions acquisition, we plan to achieve the anticipated cost savings as quickly as possible in order to maximize the returns to our shareholders."

Randy Sims, Chief Executive Officer, added, "When compared to the second quarter of 2013, we are delighted to report our diluted earnings per share and net interest margin improved 12 cents and 32 basis points, respectively, during the quarter just ended. For the thirteenth consecutive quarter, excluding merger expenses, we have again reported the most profitable quarter in the Company's history. Additionally, two outstanding metrics were a 41.56% core efficiency ratio and a 1.70% return on average assets for the second quarter of 2014. These improvements and metrics reported by the Company during the second quarter of 2014 are impressive."

Operating Highlights

Each quarter we perform credit impairment tests on the loans acquired in our FDIC loss sharing and non-loss sharing acquisitions. During our second quarter 2014 impairment testing, there were FDIC loss sharing pools evaluated by the Company which were determined to have a material projected credit improvement. As a result of this improvement, the Company will recognize approximately $23.4 million as an adjustment to yield over the weighted average life of the loans ($3.7 million was recognized during the second quarter of 2014). Improvements in credit quality decrease the basis in the related indemnification asset and increase our FDIC true-up liability. This positive event will reduce the indemnification asset by approximately $17.3 million ($3.0 million was recognized for the second quarter of 2014) and increase our FDIC true-up liability by $1.1 million ($42,000 was recognized for the second quarter of 2014). The $17.3 million will be amortized over the weighted average life of the shared-loss agreement. This amortization will be shown as a reduction to FDIC indemnification non-interest income. The $1.1 million will be expensed over the remaining true-up measurement date as other non-interest expense.

Net interest income for the second quarter of 2014 increased 74.0% to $78.0 million from $44.8 million during the second quarter of 2013. For the second quarter of 2014, the effective yield on non-covered loans and covered loans was 6.08% and 19.38%, respectively. Net interest margin, on a fully taxable equivalent basis, was 5.50% for the quarter just ended compared to 5.18% in the second quarter of 2013, an increase of 32 basis points. The pools which have been determined to have material projected credit improvement as a result of the quarterly impairment testing and the acquisition of Liberty have significantly changed the mix and metrics on the net interest margin since December 31, 2012. Although there have been many changes since 2012, the Company continues to remain focused on expanding its net interest margin through opportunities such as improved pricing on interest-bearing deposits.

The Company experienced a $5.4 million increase in the provision for loan losses for non-covered loans during the second quarter of 2014 versus 2013. This expected increase is not an indication of a decline in asset quality, but primarily a reflection of the migration of the Liberty loans from purchased loan accounting treatment to originated loan accounting treatment. Based upon current accounting guidance the allowance for loan losses is not carried over in an acquisition. As a result, virtually none of the Liberty footprint loans had any allocation of the allowance for loan losses at year end. This is the result of all loans acquired on October 24, 2013 from Liberty being recorded at fair value in accordance with the fair value methodology prescribed in ASC Topic 820. However, as the acquired Liberty loans payoff or renew and the Liberty footprint originates new loan production, it is necessary to establish an allowance which represents an amount that, in management's judgment, will be adequate to absorb credit losses.

The Company reported $11.5 million of non-interest income for the second quarter of 2014, compared to $9.8 million for the second quarter of 2013. The most important components of the second quarter non-interest income were $6.2 million from service charges on deposits accounts, $6.0 million from other service charges and fees, $1.8 million from mortgage lending income, $934,000 from insurance commissions, $859,000 from gain on sale of OREO, $793,000 from other income, $445,000 gain on sale of premises and equipment and $323,000 from trust fees offset by the $6.6 million of net amortization on the FDIC indemnification asset.

Non-interest expense for the second quarter of 2014 was $38.6 million compared to $25.9 million for the second quarter of 2013. These increases are primarily associated with the acquisition of Liberty during the fourth quarter of 2013. For the second quarter of 2014, our core efficiency ratio was 41.56% which is improved from the 45.76% reported for second quarter of 2013.

Financial Condition

Total non-covered loans were $4.13 billion at June 30, 2014 compared to $4.19 billion at December 31, 2013. Total covered loans were $263.2 million at June 30, 2014 compared to $282.5 million at December 31, 2013. Total deposits were $5.19 billion at June 30, 2014 compared to $5.39 billion at December 31, 2013. Total assets were $6.67 billion at June 30, 2014 compared to $6.81 billion at December 31, 2013.

Non-performing non-covered loans were $45.0 million as of June 30, 2014, of which $20.7 million were located in Florida. Non-performing non-covered loans as a percent of total non-covered loans were 1.09% as of June 30, 2014 compared to 0.91% as of December 31, 2013. Non-performing non-covered assets were $66.0 million as of June 30, 2014, of which $26.4 million were located in Florida. Non-performing non-covered assets as a percent of total non-covered assets were 1.04% as of June 30, 2014 compared to 1.07% as of December 31, 2013.

The Company's allowance for loan losses for non-covered loans was $48.2 million at June 30, 2014, or 1.17% of total non-covered loans, compared to $39.0 million, or 0.93% of total non-covered loans, at December 31, 2013. As of June 30, 2014 and December 31, 2013, the allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired was 4.80% and 4.89%, respectively. As of June 30, 2014 and December 31, 2013, the Company's allowance for loan losses for non-covered loans was 107% and 102% of its total non-performing non-covered loans, respectively.

Stockholders' equity was $897.2 million at June 30, 2014 compared to $841.0 million at December 31, 2013, an increase of $56.3 million. Book value per common share was $13.77 at June 30, 2014 compared to $12.92 at December 31, 2013. Tangible book value per common share was $8.83 at June 30, 2014 compared to $7.94 December 31, 2013.

Branches

During the second quarter of 2014, in an effort to achieve efficiencies primarily from the recent acquisitions, the Company closed or merged four Arkansas and two Florida locations. The Company currently has plans for an additional de novo branch location in Naples, Florida, scheduled to open during the third quarter. The Company currently has 83 branches in Arkansas, 50 branches in Florida and 7 branches in Alabama.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, July 17, 2014. Interested parties can listen to this call by calling 1-877-508-9586 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10048164, which will be available until July 25, 2014 at 8:00 a.m. CT (9:00 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under "Investor Relations" for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has locations in Arkansas, Florida and South Alabama. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(In thousands)	2014	2014	2013	2013	2013

ASSETS

Cash and due from banks	$ 122,167	$ 124,662	$ 104,005	$ 77,261	$ 75,148
Interest-bearing deposits with other banks	21,385	89,897	61,529	35,080	97,576
Cash and cash equivalents	143,552	214,559	165,534	112,341	172,724
Federal funds sold	850	22,925	4,275	10,700	2,475
Investment securities - available-for-sale	1,122,803	1,175,827	1,175,484	839,560	736,406
Investment securities - held-to-maturity	205,566	132,363	114,621	9,528	--
Loans receivable not covered by loss share	4,133,109	4,126,564	4,194,437	2,378,838	2,339,242
Loans receivable covered by FDIC loss share	263,157	270,641	282,516	308,072	329,802
Allowance for loan losses	(51,173)	(48,991)	(43,815)	(38,748)	(41,450)
Loans receivable, net	4,345,093	4,348,214	4,433,138	2,648,162	2,627,594
Bank premises and equipment, net	196,194	196,392	197,224	119,637	119,737
Foreclosed assets held for sale not covered by loss share	20,960	23,484	29,869	14,158	15,985
Foreclosed assets held for sale covered by FDIC loss share	17,196	20,201	20,999	24,320	27,073
FDIC indemnification asset	56,626	73,348	89,611	101,192	116,071
Cash value of life insurance	64,066	63,787	63,501	59,602	59,401
Accrued interest receivable	20,847	21,865	22,944	14,275	14,424
Deferred tax asset, net	73,151	82,886	89,412	46,045	46,655
Goodwill	301,736	301,736	301,736	85,681	85,681
Core deposit and other intangibles	19,984	21,131	22,298	9,655	10,457
Other assets	77,516	82,058	81,215	66,450	56,654
Total assets	$ 6,666,140	$ 6,780,776	$ 6,811,861	$ 4,161,306	$ 4,091,337

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$ 1,129,073	$ 1,057,148	$ 991,161	$ 757,328	$ 733,374
Savings and interest-bearing transaction accounts	2,756,060	2,827,787	2,792,423	1,683,010	1,735,280
Time deposits	1,306,876	1,453,575	1,609,462	808,480	856,581
Total deposits	5,192,009	5,338,510	5,393,046	3,248,818	3,325,235
Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	144,602	137,524	160,984	71,307	73,461
FHLB borrowed funds	349,110	354,935	350,661	270,232	130,251
Accrued interest payable and other liabilities	22,358	20,113	5,389	22,714	25,787
Subordinated debentures	60,826	60,826	60,826	3,093	3,093
Total liabilities	5,768,905	5,911,908	5,970,906	3,616,164	3,557,827

Stockholders' equity
Common stock	651	651	651	563	562
Capital surplus	709,516	708,868	708,058	417,627	416,795
Retained earnings	182,382	158,838	136,386	128,316	114,172
Accumulated other comprehensive income (loss)	4,686	511	(4,140)	(1,364)	1,981
Total stockholders' equity	897,235	868,868	840,955	545,142	533,510
Total liabilities and stockholders' equity	$ 6,666,140	$ 6,780,776	$ 6,811,861	$ 4,161,306	$ 4,091,337

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(In thousands)	2014	2014	2013	2013	2013	2014	2013

Interest income
Loans	$ 75,404	$ 75,013	$ 65,338	$ 45,003	$ 44,036	$ 150,417	$ 88,195
Investment securities
Taxable	4,762	4,470	4,760	2,645	2,490	9,232	4,893
Tax-exempt	2,379	2,317	1,554	1,507	1,467	4,696	2,948
Deposits - other banks	29	24	51	19	86	53	184
Federal funds sold	12	16	14	2	6	28	13

Total interest income	82,586	81,840	71,717	49,176	48,085	164,426	96,233

Interest expense
Interest on deposits	3,095	3,384	3,320	1,810	2,129	6,479	4,614
Federal funds purchased	--	--	1	3	--	--	--
FHLB borrowed funds	952	946	915	910	1,012	1,898	2,016
Securities sold under agreements to repurchase	168	182	171	87	86	350	166
Subordinated debentures	328	328	255	16	17	656	247

Total interest expense	4,543	4,840	4,662	2,826	3,244	9,383	7,043

Net interest income	78,043	77,000	67,055	46,350	44,841	155,043	89,190
Provision for loan losses	6,115	6,938	4,330	--	850	13,053	850
Net interest income after provision for loan losses	71,928	70,062	62,725	46,350	43,991	141,990	88,340

Non-interest income
Service charges on deposit accounts	6,193	5,911	6,001	4,072	4,088	12,104	7,797
Other service charges and fees	5,978	5,686	5,146	3,671	3,479	11,664	6,916
Trust fees	323	436	284	15	17	759	36
Mortgage lending income	1,801	1,513	1,470	1,527	1,619	3,314	2,991
Insurance commissions	934	1,416	778	519	444	2,350	1,123
Income from title services	53	50	122	156	136	103	245
Increase in cash value of life insurance	281	288	235	203	218	569	398
Dividends from FHLB, FRB, Bankers' bank & other	501	316	273	179	401	817	576
Gain on sale of SBA loans	--	--	--	79	--	--	56
Gain (loss) on sale of premises & equipment, net	445	9	(315)	303	394	454	409
Gain (loss) on OREO, net	859	539	347	777	441	1,398	527
Gain (loss) on securities, net	--	--	--	--	111	--	111
FDIC indemnification accretion/(amortization), net	(6,622)	(4,744)	(2,949)	(3,177)	(2,283)	(11,366)	(4,275)
Other income	793	761	825	994	740	1,554	1,920

Total non-interest income	11,539	12,181	12,217	9,318	9,805	23,720	18,830

Non-interest expense
Salaries and employee benefits	18,813	18,933	19,504	12,981	12,957	37,746	25,909
Occupancy and equipment	6,251	6,226	5,670	4,010	3,894	12,477	7,488
Data processing expense	1,793	1,793	1,538	1,114	1,231	3,586	2,741
Other operating expenses	11,763	12,405	28,162	8,610	7,773	24,168	15,580

Total non-interest expense	38,620	39,357	54,874	26,715	25,855	77,977	51,718

Income before income taxes	44,847	42,886	20,068	28,953	27,941	87,733	55,452
Income tax expense	16,418	15,549	7,118	10,590	10,282	31,967	20,245
Net income	$ 28,429	$ 27,337	$ 12,950	$ 18,363	$ 17,659	$ 55,766	$ 35,207

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(Dollars and shares in thousands, except per share data)	2014	2014	2013	2013	2013	2014	2013

PER SHARE DATA

Diluted earnings per common share	$ 0.43	$ 0.42	$ 0.19	$ 0.33	$ 0.31	$ 0.85	$ 0.62
Diluted earnings per common share excluding intangible amortization	0.44	0.43	0.21	0.33	0.32	0.87	0.64
Basic earnings per common share	0.44	0.42	0.19	0.33	0.32	0.86	0.63
Dividends per share - common	0.075	0.075	0.075	0.075	0.075	0.150	0.140
Book value per common share	13.77	13.34	12.92	9.69	9.49	13.77	9.49
Tangible book value per common share	8.83	8.38	7.94	7.99	7.78	8.83	7.78

STOCK INFORMATION

Average common shares outstanding	65,140	65,123	62,865	56,256	56,234	65,131	56,228
Average diluted shares outstanding	65,545	65,511	63,234	56,620	56,577	65,523	56,555
End of period common shares outstanding	65,142	65,135	65,082	56,278	56,243	65,142	56,243

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.70%	1.64%	0.83%	1.80%	1.71%	1.67%	1.70%
Return on average assets excluding intangible amortization	1.83%	1.77%	0.91%	1.89%	1.80%	1.80%	1.79%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, bargain purchase gain, gain on life insurance proceeds and income taxes (Core ROA)	3.27%	3.26%	2.86%	3.09%	2.93%	3.27%	2.85%
Return on average common equity	12.96%	13.00%	6.68%	13.63%	13.27%	12.98%	13.47%
Return on average tangible common equity excluding intangible amortization	20.94%	21.48%	10.83%	17.04%	16.65%	21.20%	16.97%
Efficiency ratio	41.09%	42.07%	66.73%	45.67%	44.98%	41.58%	45.50%
Core efficiency ratio	41.56%	41.39%	45.22%	44.76%	45.76%	41.48%	46.07%
Net interest margin - FTE	5.50%	5.48%	5.09%	5.41%	5.18%	5.49%	5.16%
Fully taxable equivalent adjustment	$ 1,624	$ 1,591	$ 1,133	$ 1,073	$ 1,051	$ 3,215	$ 2,126
Total revenue	94,125	94,021	83,934	58,494	57,890	188,146	115,063

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$ 28,429	$ 27,337	$ 12,950	$ 18,363	$ 17,659	$ 55,766	$ 35,207
Intangible amortization after-tax	697	709	740	487	488	1,406	975
Earnings excluding intangible amortization	$ 29,126	$ 28,046	$ 13,690	$ 18,850	$ 18,147	$ 57,172	$ 36,182

GAAP diluted earnings per share	$ 0.43	$ 0.42	$ 0.19	$ 0.33	$ 0.31	$ 0.85	$ 0.62
Intangible amortization after-tax	0.01	0.01	0.02	--	0.01	0.02	0.02
Diluted earnings per share excluding intangible amortization	$ 0.44	$ 0.43	$ 0.21	$ 0.33	$ 0.32	$ 0.87	$ 0.64

OTHER OPERATING EXPENSES

Advertising	$ 581	$ 522	$ 653	$ 363	$ 120	$ 1,103	$ 813
Merger and acquisition expenses	106	849	17,315	1,034	1	955	29
Amortization of intangibles	1,147	1,167	1,218	802	802	2,314	1,604
Electronic banking expense	1,312	1,338	1,458	926	960	2,650	1,823
Directors' fees	206	227	179	188	210	433	400
Due from bank service charges	205	199	179	136	168	404	301
FDIC and state assessment	1,058	1,114	858	684	677	2,172	1,307
Insurance	582	614	756	572	555	1,196	1,121
Legal and accounting	419	417	450	227	394	836	716
Other professional fees	583	507	561	404	490	1,090	963
Operating supplies	515	472	455	309	332	987	675
Postage	327	352	295	212	231	679	438
Telephone	463	454	375	291	291	917	594
Other expense	4,259	4,173	3,410	2,462	2,542	8,432	4,796

Total other operating expenses	$ 11,763	$ 12,405	$ 28,162	$ 8,610	$ 7,773	$ 24,168	$ 15,580

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2014	2014	2013	2013	2013

BALANCE SHEET RATIOS

Total loans to total deposits	84.67%	82.37%	83.01%	82.70%	80.27%
Common equity to assets	13.5%	12.8%	12.3%	13.1%	13.0%
Tangible common equity to tangible assets	9.1%	8.5%	8.0%	11.1%	10.9%

ALLOWANCE FOR LOAN LOSSES

Non-Covered
Balance, beginning of period	$ 44,024	$ 39,022	$ 37,642	$ 40,498	$ 42,302
Loans charged off	2,526	2,424	2,417	5,101	3,361
Recoveries of loans previously charged off	635	488	358	2,245	807
Net loans charged off	1,891	1,936	2,059	2,856	2,554
Provision for loan losses	6,115	6,938	3,439	--	750
Balance, end of period	$ 48,248	$ 44,024	$ 39,022	$ 37,642	$ 40,498

Discount for credit losses on non-covered loans acquired	157,705	164,324	174,637	77,413	80,322
Net charge-offs on loans not covered by loss share to average non-covered loans	0.18%	0.19%	0.22%	0.48%	0.44%
Allowance for loan losses for non-covered loans to total non-covered loans	1.17%	1.07%	0.93%	1.58%	1.73%
Allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired	4.80%	4.86%	4.89%	4.68%	4.99%

Covered
Balance, beginning of period	$ 4,967	$ 4,793	$ 1,106	$ 952	$ 3,633
Loans charged off	1,051	--	287	--	3,187
Recoveries of loans previously charged off	128	174	29	154	6
Net loans charged off/(recovered)	923	(174)	258	(154)	3,181
Provision for loan losses forecasted outside of loss share	280	--	--	--	--
Provision for loan losses before benefit attributable to FDIC loss share agreements	(1,399)	--	3,945	--	500
Benefit attributable to FDIC loss share agreements	1,119	--	(3,054)	--	(400)
Net provision for loan losses	--	--	891	--	100
Increase (decrease) in FDIC indemnification asset	(1,119)	--	3,054	--	400
Balance, end of period	$ 2,925	$ 4,967	$ 4,793	$ 1,106	$ 952

Total allowance for loan losses	$ 51,173	$ 48,991	$ 43,815	$ 38,748	$ 41,450

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$ 21,900	$ 20,697	$ 15,133	$ 17,187	$ 17,798
Non-covered loans past due 90 days or more	23,081	21,981	23,141	11,248	11,514
Total non-performing non-covered loans	44,981	42,678	38,274	28,435	29,312
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	20,960	23,484	29,869	14,158	15,985
Other non-performing non-covered assets	10	47	281	185	172
Total other non-performing non-covered assets	20,970	23,531	30,150	14,343	16,157
Total non-performing non-covered assets	$ 65,951	$ 66,209	$ 68,424	$ 42,778	$ 45,469

Allowance for loan losses for non-covered loans to non-performing non-covered loans	107.26%	103.15%	101.95%	132.38%	138.16%
Non-performing non-covered loans to total non-covered loans	1.09%	1.03%	0.91%	1.20%	1.25%
Non-performing non-covered assets to total non-covered assets	1.04%	1.03%	1.07%	1.15%	1.26%

Home BancShares, Inc.
Loan Information
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2014	2014	2013	2013	2013

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 1,733,029	$ 1,722,910	$ 1,739,668	$ 1,026,937	$ 1,003,391
Construction/land development	603,216	566,205	562,667	314,232	281,994
Agricultural	64,409	74,775	81,618	31,906	31,119
Residential real estate loans
Residential 1-4 family	887,097	890,981	913,332	529,732	528,260
Multifamily residential	218,615	206,348	213,232	117,639	120,899
Total real estate	3,506,366	3,461,219	3,510,517	2,020,446	1,965,663
Consumer	56,197	60,735	69,570	30,478	32,671
Commercial and industrial	447,459	491,525	511,421	268,900	287,351
Agricultural	56,852	44,017	37,129	30,612	26,462
Other	66,235	69,068	65,800	28,402	27,095
Loans receivable not covered by loss share	$ 4,133,109	$ 4,126,564	$ 4,194,437	$ 2,378,838	$ 2,339,242

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 107,171	$ 113,593	$ 117,164	$ 134,843	$ 143,922
Construction/land development	44,763	45,381	48,388	51,492	56,447
Agricultural	1,145	1,184	1,232	1,253	1,784
Residential real estate loans
Residential 1-4 family	91,706	92,918	98,403	102,673	107,612
Multifamily residential	10,002	10,043	10,378	10,525	10,644
Total real estate	254,787	263,119	275,565	300,786	320,409
Consumer	20	16	20	17	20
Commercial and industrial	7,368	6,440	5,852	6,291	8,193
Agricultural	--	--	--	--	--
Other	982	1,066	1,079	978	1,180
Loans receivable covered by loss share	$ 263,157	$ 270,641	$ 282,516	$ 308,072	$ 329,802

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2014			March 31, 2014
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 54,726	$ 29	0.21%	$ 63,018	$ 24	0.15%
Federal funds sold	23,349	12	0.21%	31,482	16	0.21%
Investment securities - taxable	1,038,011	4,762	1.84%	1,005,313	4,470	1.80%
Investment securities - non-taxable - FTE	287,679	3,889	5.42%	286,328	3,789	5.37%
Loans receivable - FTE	4,403,767	75,518	6.88%	4,427,994	75,132	6.88%
Total interest-earning assets	5,807,532	84,210	5.82%	5,814,135	83,431	5.82%
Non-earning assets	914,388			952,470
Total assets	$ 6,721,920			$ 6,766,605

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 2,808,856	$ 1,227	0.18%	$ 2,785,216	$ 1,279	0.19%
Time deposits	1,380,249	1,868	0.54%	1,528,079	2,105	0.56%
Total interest-bearing deposits	4,189,105	3,095	0.30%	4,313,295	3,384	0.32%
Federal funds purchased	110	--	0.00%	508	--	0.00%
Securities sold under agreement to repurchase	136,444	168	0.49%	149,352	182	0.49%
FHLB borrowed funds	376,326	952	1.01%	377,326	946	1.02%
Subordinated debentures	60,826	328	2.16%	60,826	328	2.19%
Total interest-bearing liabilities	4,762,811	4,543	0.38%	4,901,307	4,840	0.40%
Non-interest bearing liabilities
Non-interest bearing deposits	1,054,233			1,003,495
Other liabilities	24,832			8,825
Total liabilities	5,841,876			5,913,627
Shareholders' equity	880,044			852,978
Total liabilities and shareholders' equity	$ 6,721,920			$ 6,766,605
Net interest spread			5.44%			5.42%
Net interest income and margin - FTE		$ 79,667	5.50%		$ 78,591	5.48%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2014			June 30, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 58,849	$ 53	0.18%	$ 143,153	$ 184	0.26%
Federal funds sold	27,393	28	0.21%	12,931	13	0.20%
Investment securities - taxable	1,021,752	9,232	1.82%	567,059	4,893	1.74%
Investment securities - non-taxable - FTE	287,007	7,678	5.39%	168,945	4,813	5.74%
Loans receivable - FTE	4,415,814	150,650	6.88%	2,673,952	88,456	6.67%
Total interest-earning assets	5,810,815	167,641	5.82%	3,566,040	98,359	5.56%
Non-earning assets	933,324			603,930
Total assets	$ 6,744,139			$ 4,169,970

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 2,797,102	$ 2,506	0.18%	$ 1,775,486	$ 1,554	0.18%
Time deposits	1,453,755	3,973	0.55%	943,561	3,060	0.65%
Total interest-bearing deposits	4,250,857	6,479	0.31%	2,719,047	4,614	0.34%
Federal funds purchased	308	--	0.00%	--	--	0.00%
Securities sold under agreement to repurchase	142,862	350	0.49%	71,140	166	0.47%
FHLB borrowed funds	376,823	1,898	1.02%	130,328	2,016	3.12%
Subordinated debentures	60,826	656	2.17%	15,054	247	3.31%
Total interest-bearing liabilities	4,831,676	9,383	0.39%	2,935,569	7,043	0.48%
Non-interest bearing liabilities
Non-interest bearing deposits	1,029,004			686,636
Other liabilities	16,873			20,757
Total liabilities	5,877,553			3,642,962
Shareholders' equity	866,586			527,008
Total liabilities and shareholders' equity	$ 6,744,139			$ 4,169,970
Net interest spread			5.43%			5.08%
Net interest income and margin - FTE		$ 158,258	5.49%		$ 91,316	5.16%
CONTACT: Brian S. Davis
         Chief Accounting Officer &
         Investor Relations Officer
         Home BancShares, Inc.
         (501) 328-4770